Exhibit 10.1.2

AMENDMENT NO. 1, dated as of July 8, 2019 (this “Amendment”), among CORE & MAIN LP (formerly known as HD Supply Waterworks, Ltd., a Florida limited partnership (as successor by merger to CD&R Waterworks Merger Sub, LLC, a Delaware limited liability company)) (the “Parent Borrower”), the Lenders and the Issuing Lenders party hereto and CITIBANK, N.A. (“Citi”), as Administrative Agent and Collateral Agent.

WHEREAS, the Parent Borrower, the Subsidiary Borrowers from time to time party thereto, Citi, as Administrative Agent, Collateral Agent, Swingline Lender and as an Issuing Lender, the Lenders and other Issuing Lenders from time to time party thereto, are parties to that certain ABL Credit Agreement dated as of August 1, 2017 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Subsection 2.6 of the Credit Agreement, the Borrowers are requesting Supplemental Commitments under the Credit Agreement in an aggregate amount of $200,000,000 (the “Commitment Increase”); and

WHEREAS, effective as of the First Amendment Effective Date (as defined below) and pursuant to Subsection 2.6 and Subsection 11.1(a) of the Credit Agreement, the Lenders party hereto have agreed to provide the Commitment Increase and the Borrowers, the Lenders and Issuing Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement (as so amended, the “Amended Credit Agreement”) as set forth in Section 1 hereto, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment of the Credit Agreement. The Credit Agreement is, effective as of the First Amendment Effective Date (as defined below), hereby amended as follows:

(a) The definition of “Available Incremental Amount” in Subsection 1.1 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

““Available Incremental Amount”: at any date of determination, without duplication, an amount equal to the sum produced by calculating the difference between (a) the sum of (x) the Commitments (other than Incremental Revolving Commitments, Supplemental Commitments and Commitments being terminated on such date) plus (y) the sum of the aggregate outstanding principal amount of all Incremental ABL Term Loans (after giving effect to any repayments of such Loans on such date) made plus all then existing Incremental Revolving Commitments and Supplemental Commitments (other than Commitments being terminated on such date) established in each case prior to such date pursuant to Subsection 2.6 (including, for the avoidance of doubt, the Supplemental Commitments established on the First Amendment Effective Date) and (b) $1,200,000,000; provided that the sum of clause (x) plus clause (y) may not at any time exceed $1,200,000,000.”

(b) The definition of “Commitment” in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the last sentence of that definition and replacing it with “The amount of the aggregate Commitments of the Lenders as of the First Amendment Effective Date is $700,000,000.”.

(c) Subsection 1.1 of the Credit Agreement is hereby amended by amending the definition of “LIBO Rate” to insert the following paragraph in a new paragraph at the end thereof:

“If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.7 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.7 have not arisen but the supervisor for the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans in Dollars, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (including amendments to the Applicable Margin to preserve the terms of the economic transaction initially agreed to among the Parent Borrower, on the one hand, and the Lenders to this Agreement on the other hand). Notwithstanding anything to the contrary herein, such amendment shall become effective without any further action or consent of any other party to this Agreement.”

(d) Subsection 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Termination Date” as follows:

““Termination Date”: July 8, 2024; provided that, if more than $75,000,000 in principal amount of Term Loans remain outstanding on the date that is 91 days prior to the Stated Maturity of such Term Loans (the “Springing Maturity Date”), the “Termination Date” shall mean the earlier of (i) July 8, 2024 and (ii) the Springing Maturity Date.”

(e) Subsection 1.1 of the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

(i) “”First Amendment Effective Date”: July 8, 2019.”

(ii) ““Springing Maturity Date”: as defined in the definition of “Termination Date”.”

(f) Subsection 2.2 of the Credit Agreement is hereby amended by deleting “10:00 A.M.” in clause (2)(b) and replacing it with “11:00 A.M.”.

(g) Schedule A of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule A attached hereto. For the avoidance of doubt, Schedule 1.1(j) of the Credit Agreement shall not be amended hereby.

Section 2. Reallocation. On the First Amendment Effective Date, (i) the applicable Borrowers shall, in coordination with the Administrative Agent, (x) repay applicable Revolving Credit Loans outstanding on such First Amendment Effective Date of certain Lenders, and purchase applicable Revolving Credit Loans from certain other Lenders, and (y) take such other actions as reasonably may be required by the Administrative Agent as shall be necessary in order that, after giving effect to all such repayments and purchases, the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to this Amendment), and (ii) the applicable Borrowers shall pay to the Lenders any costs of the type referred to in Subsection 4.12 of the Credit Agreement in connection with any repayment and/or Revolving Credit Loans required pursuant to the preceding clause (i).

Section 3. Interpretation. For purposes of this Amendment, all terms used herein which are not otherwise defined herein, including but not limited to those terms used in the recitals hereto, shall have the respective meanings assigned thereto in Annex II hereto or the Amended Credit Agreement.

Section 4. Conditions to Effectiveness. This Amendment shall become effective on the date (such date, if any, the “First Amendment Effective Date”) that the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received (i) this Amendment, executed and delivered by the Parent Borrower, the Administrative Agent, each of the Lenders and the Issuing Lenders listed on the signature pages hereto and (ii) the acknowledgment and consent attached to this Amendment as Annex I (the “Acknowledgment”), executed and delivered by each Guarantor;

(b) the Administrative Agent shall have received a certificate from the Parent Borrower and, substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 3, each other Loan Party, dated as of the First Amendment Effective Date, substantially in the form of Exhibit G to the Credit Agreement, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party;

(c) the Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed legal opinion of Debevoise & Plimpton LLP, counsel to the Parent Borrower and the other Loan Parties;

(ii) executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to certain of the Loan Parties; and

(iii) executed legal opinion of Holland & Knight LLP, special Florida counsel to certain of the Loan Parties;

(d) the Administrative Agent and the Blue Point Lead Arrangers shall have received at least three Business Days prior to the First Amendment Effective Date all documentation and information about the Parent Borrower and the Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (as published May 11, 2016 and effective May 11, 2018, as amended from time to time), that has been reasonably requested in writing by the applicable Blue Point Lead Arranger at least 12 Business Days prior to the First Amendment Effective Date;

(e) the Blue Point Committed Lenders and the Blue Point Lead Arrangers shall have received all fees related to the Blue Point Transactions payable to them to the extent due which may be offset against the proceeds of the First Amendment Debt Financing;

(f) the Blue Point Lead Arrangers shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Parent Borrower certifying the Solvency, after giving effect to the Blue Point Transactions, of the Parent Borrower and its Subsidiaries on a consolidated basis in substantially the form of Exhibit I to the Credit Agreement;

(g) From the date of the Blue Point Acquisition Agreement, there has not occurred any Material Adverse Effect (as defined in the Blue Point Acquisition Agreement), nor has any event or events occurred that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a Material Adverse Effect (as defined in the Blue Point Acquisition Agreement);

(h) the Blue Point Acquisition shall have been or, substantially concurrently with the initial funding pursuant to the First Amendment Debt Financing , shall be, consummated in all material respects in accordance with the terms of the Blue Point Acquisition Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder by the Parent Borrower that are materially adverse to the Lenders and Issuing Lenders without the consent of the Blue Point Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed and provided that the Blue Point Lead Arrangers shall be deemed to have consented to such modification, amendment, waiver or consent unless they shall object thereto within three Business Days after receipt of written notice of such modification, amendment, waiver or consent), it being understood and agreed that (i) any change in the Purchase Price (as defined in the Blue Point Acquisition Agreement) shall not be deemed to be materially adverse to the Lender and Issuing Lenders but (x) any resulting reduction in cash uses shall be allocated to a reduction in the Incremental Term Loan Facility and (y) any increase in the Purchase Price (as defined in the Blue Point Acquisition Agreement) (excluding, for the avoidance of doubt, any purchase price adjustments in accordance with the terms of the Blue Point Acquisition Agreement) shall be funded (at the Parent Borrower’s option) with cash on hand and up to $25.0 million of ABL Facility Loans (as defined in the Existing Term Loan

Credit Agreement) and (ii) any modification, amendment, express waiver or express consent to the definition of “Material Adverse Effect” in the Blue Point Acquisition Agreement shall be deemed to be materially adverse to the Lenders and Issuing Lenders; provided that the Blue Point Lead Arrangers shall be deemed to have consented to such modification, amendment, express waiver or express consent unless they shall object thereto within three Business Days after receipt of written notice of such modification, amendment, express waiver or express consent;

(i) the Blue Point Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of operations, equity and cash flows of the Parent Borrower for the fiscal years ended January 28, 2018 and February 3, 2019, (ii) unaudited consolidated balance sheets and related statements of operations and cash flows of the Parent Borrower for any subsequent fiscal quarter and the portion of the fiscal year through the end of such quarter (other than, in each case, the fourth fiscal quarter of any fiscal year) ended at least 60 days prior to the First Amendment Effective Date, (iii) reviewed combined balance sheets and related statements of income and equity and cash flows of the Company for the fiscal years ended December 31, 2017 and December 31, 2018 and (iv) unreviewed combined balance sheets and related statements of income of the Company for any subsequent fiscal quarter and the portion of the fiscal year through the end of such quarter (other than, in each case, the fourth fiscal quarter of any fiscal year) ended at least 60 days prior to the First Amendment Effective Date;

(j) (i) the condition in Section 7.02(a) of the Blue Point Acquisition Agreement (but only with respect to the representations that are material to the interests of the Lender and Issuing Lenders, and only to the extent that the Parent Borrower (and any of its Affiliates that is a party to the Blue Point Acquisition Agreement) has the right to terminate its (and their) obligations under the Blue Point Acquisition Agreement (or otherwise decline to consummate the Blue Point Acquisition) without liability to the Parent Borrower or any of its Affiliates as a result of a breach of such representations in the Blue Point Acquisition Agreement (the “Seller Representations”; provided that the representation set forth in Section 4.06(a) of the Blue Point Acquisition Agreement shall be deemed a Seller Representation)) shall have been satisfied and (ii) the Specified Representations (as defined in the Credit Agreement) shall be true and correct in all material respects, except to the extent they relate to a particular date in which case such Specified Representations shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(k) the Administrative Agent shall have received a certificate from a Responsible Officer of the Parent Borrower, dated as of the First Amendment Effective Date, substantially in the form of Exhibit H to the Credit Agreement but also including a certification that, as of the First Amendment Effective Date, no Specified Default shall have occurred and be continuing; and

(l) the Collateral Agent shall have received customary lien searches in the United States reasonably requested by it at least 30 calendar days prior to the First Amendment Effective Date; provided that if such lien searches have not been delivered to the Collateral Agent on or prior to the First Amendment Effective Date after the Parent Borrower’s commercially reasonable efforts to do so, then delivery of such lien searches shall not constitute a condition precedent to the initial borrowings hereunder if the Parent Borrower agrees to deliver or cause to be delivered such lien searches pursuant to arrangements to be mutually agreed between the Parent Borrower and the Administrative Agent.

The execution and delivery of this Amendment by the Lenders and Issuing Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and Lenders and Issuing Lenders that each of the conditions precedent set forth in this Section 3 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Section 5. Representations and Warranties. After giving effect to the First Amendment Effective Date, each of the representations and warranties required to be made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party pursuant to Section 4(j)(ii) of this Amendment shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date.

Section 6. Fees and Expenses. The Parent Borrower, jointly and severally, agree to pay or reimburse the Administrative Agent in accordance with Subsection 11.5 of the Credit Agreement for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable and documented fees and disbursements of Cahill, Gordon & Reindel LLP, as counsel to the Administrative Agent (and, for the avoidance of doubt, not of counsel to any other Lender).

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PROVISIONS OF SUBSECTION 11.13 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT AS IF SET FORTH HEREIN, MUTATIS MUTANDIS. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of Amendment; Borrower Reaffirmation.

(a) This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the First Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement, except for (i) the representations and warranties made by the Parent Borrower and the other Loan Parties prior to the First Amendment Effective Date (which representations and warranties made prior to the First Amendment Effective Date shall not be superseded or rendered ineffective by this Amendment as they pertain to the period prior to the First Amendment Effective Date) and (ii) any action or omission performed or required to be performed pursuant to the Credit Agreement prior to the First Amendment Effective Date. For the avoidance of doubt, any certificate or other document the form of which is set out in any exhibit attached to the Credit Agreement or any other Loan Document may be revised, as applicable, to refer to the Amended Credit Agreement. This Amendment is not intended to be and shall not constitute a novation of the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment (i) shall not operate as a waiver of any right, power, privilege or remedy of any Lender, any Issuing Lender or the Administrative Agent under the Credit Agreement or any other Loan Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or other agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c) Without limiting the generality of the foregoing, The Parent Borrower acknowledges and agrees that (i) all Obligations (as defined in and pursuant to the Credit Agreement) and the other Loan Documents to which it is a party, as modified by this Amendment, including without limitation any extensions of credit made pursuant thereto, shall remain in full force and effect on a continuous basis pursuant to the Guarantee and Collateral Agreement and each other applicable Loan Document to which it is a party, in accordance with the terms and provisions thereof and (ii) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and each guarantee made by it as security for the applicable Obligations, in each case pursuant to the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, in accordance with the terms and provisions thereof, shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for such Obligations, and in each case is hereby ratified and affirmed in all respects.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CORE & MAIN LP, as Parent Borrower

By:	/s/ Mark R. Witkowski
	Name:	Mark R. Witkowski
	Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

CITIBANK, N.A., as Administrative Agent, Collateral Agent, a Lender and as an Issuing Lender

By:	/s/ Thomas Halsch
Name: Thomas Halsch
Title: Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as an Issuing Lender

By:	/s/ Peter Drooff
Name: Peter Drooff
Title: Sr. Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

BARCLAYS BANK PLC, as a Lender and as an Issuing Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

LENDERS:	DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and as an Issuing Lender

	By:	/s/ Yumi Okabe
Name: Yumi Okabe
Title: Vice President

	By:	/s Alicia Schug
Name: Alicia Schug
Title: Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

ROYAL BANK OF CANADA, as a Lender and as an Issuing Lender

By:	/s/ John Bruzzese
Name: John Bruzzese
Title: Attorney in fact

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender and as an Issuing Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

LENDERS:	BRANCH BANKING AND TRUST COMPANY, as a Lender

	By:	/s/ David Miller

Name: David Miller
Title: Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Issuing Lender

By:	/s/ Deborah Saffie

Name: Deborah Saffie
Title: Vice President

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

LENDERS:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as an Issuing Lender

	By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

	By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

NATIXIS, NEW YORK BRANCH, as a Lender and as an Issuing Lender

By:	/s/ J. Stephane Lautner
Name: J. Stephane Lautner
Title: Director

By:	/s/ Michael J. Lardieri
Name: Michael J. Lardieri
Title: Director

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

LENDERS:	NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender and as an Issuing Lender

	By:	/s/ G. Andrew Keith
Name: G. Andrew Keith
Title: Executive Director

[Signature Page to Amendment No. 1 to the ABL Credit Agreement]

ANNEX I to AMENDMENT NO. 1

Each Guarantor acknowledges and consents to each of the provisions of the Amendment to which this acknowledgment and consent is attached. Each Guarantor further acknowledges and agrees that (i) all Obligations (as defined in and pursuant to the Credit Agreement) and the other Loan Documents, as modified by the Amendment, including without limitation any extensions of credit made pursuant thereto, shall remain in full force and effect on a continuous basis pursuant to the Guarantee and Collateral Agreement and each other Loan Document to which it is a party, in accordance with the terms and provisions thereof and (ii) each Lien granted by such Guarantor to the Collateral Agent for the benefit of the Secured Parties and each guarantee made by such Guarantor as security for the applicable Obligations, in each case made pursuant to the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, in accordance with the terms and provisions thereof, shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for such Obligations, and in each case is hereby ratified and affirmed in all respects. For purposes of this provision, all terms used herein which are not otherwise defined here shall have the respective meanings assigned thereto in the Amendment or the Amended Credit Agreement, as applicable.

GUARANTORS:

CD&R PLUMB BUYER, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

CORE & MAIN GP, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

CORE & MAIN MANAGEMENT FEEDER, LLC

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Vice President

[Signature Page to Acknowledgment to Amendment No. 1 to the ABL Credit Agreement]

SCHEDULE A

Commitments and Addresses

Name of Lender and Address	Commitment	Commitment Percentage
Citibank, N.A. 390 Greenwich Street New York, NY 10013	$80,000,000.00	11.4285714%
JPMorgan Chase Bank, N.A. 383 Madison Avenue New York, New York 10179	$80,000,000.00	11.4285714%
Bank of America, N.A. 135 S. La Salle Street Chicago, IL 60603	$80,000,000.00	11.4285714%
Barclays Bank PLC 745 Seventh Avenue New York, New York 10019	$80,000,000.00	11.4285714%
Deutsche Bank AG New York Branch 60 Wall Street New York, New York 10005	$80,000,000.00	11.4285714%
Royal Bank of Canada 200 Vesey Street New York, New York 10281	$80,000,000.00	11.4285714%
Goldman Sachs Bank USA 200 West Street New York, NY 10282	$70,000,000.00	10.0000000%
Branch Banking and Trust Corporation 200 West Second Street Winstom-Salem, NC 27101	$52,000,000.00	7.4285714%
U.S. Bank National Association Three Bryant Park, 12th Floor New York, NY 10036	$49,000,000.00	7.0000000%
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, New York 10010	$21,000,000.00	3.0000000%
Natixis, New York Branch 1251 Avenue of the Americas New York, NY 10020	$21,000,000.00	3.0000000%
Nomura Corporate Funding Americas, LLC 309 West 49th Street New York, New York 10019-7316	$7,000,000.00	1.0000000%
Total	$700,000,000.00	100%

ANNEX II to AMENDMENT NO. 1

Annex I

“Blue Point Acquisition”: the acquisition by the Parent Borrower of certain assets of Long Island Pipe Supply, Inc. pursuant to the Blue Point Acquisition Agreement.

“Blue Point Acquisition Agreement”: the Asset Purchase Agreement, made entered into as of May 1, 2019, by and among the Parent Borrower, Long Island Pipe Supply Company, Inc., a New York corporation (“LIP”), the Sellers (as defined therein), Robert Moss, a resident of Nassau County, New York, Bradley Moss, a resident of New York County, New York and Michael Moss, a resident of New York County, New York.

“Blue Point Committed Lenders”: each of the Lenders listed on Schedule A hereto.

“Blue Point Incremental Term Loans”: the term loans pursuant to the Incremental Term Loan Facility.

“Blue Point Lead Arrangers”: in respect of the Supplemental Commitments contemplated hereby, Citi, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., Credit Suisse Loan Funding LLC, RBC Capital Markets, Goldman Sachs Bank USA, Branch Banking & Trust Company, U.S. Bank National Association, Natixis, New York Branch and Nomura Securities International, Inc., as Joint Lead Arrangers.

“Blue Point Transactions”: any or all of the following (whether taking place prior to, on or following the First Amendment Effective Date): (i) the entry into the Blue Point Acquisition Agreement and the consummation of the transactions contemplated thereby, including the Blue Point Acquisition, (ii) the entry into this Amendment, dated as of the date hereof and any incurrence of Indebtedness thereunder, (iii) the entry into the Incremental Term Loan Facility and incurrence of the Supplemental Term Loans (as defined therein) thereunder and (iv) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing).

“Citi”: Citigroup Global Markets Inc., Citibank, N.A., Citigroup, USA, Inc., Citigroup North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated pursuant to the Supplemental Term Loan Commitments.

“Company”: collectively, the assets of Long Island Pipe Supply, Inc. being acquired in connection with the Blue Point Acquisition Agreement.

“Existing ABL Credit Agreement”: ABL Credit Agreement, dated as of August 1, 2017 (as amended, supplemented, waived or otherwise modified from time to time), among the Parent Borrower, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

“Existing Term Loan Credit Agreement”: Term Loan Credit Agreement, dated as of August 1, 2017 (as amended, supplemented, waived or otherwise modified from time to time), among the Parent Borrower, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“First Amendment Debt Financing”: (i) entry into this Amendment and the incurrence of Indebtedness hereunder and (ii) the entry into the Incremental Term Loan Facility and the incurrence of the Blue Point Incremental Term Loans thereunder.

“Incremental Term Loan Facility”: the Lender Joinder Agreement to the Existing Term Loan Credit Agreement, dated as of the date hereof, among the additional commitment lender party thereto, the Parent Borrower, and JPMorgan Chase Bank, N.A., as administrative agent.